As filed with the Securities and Exchange Commission on June 17, 2008

Registration No. 333-121028

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

AVANTAIR, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1635240
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4311 General Howard Drive
Clearwater, FL 33762
(727) 539-0071
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
_________________

Steven Santo
President and Chief Executive Officer
4311 General Howard Drive
Clearwater, FL 33762
(727) 539-0071
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
_________________

Copy To:
David Alan Miller
Brian L. Ross
Graubard Miller
The Chrysler Building
405 Lexington Avenue, 19th Floor
New York, New York 10174
(212) 818-8800
_________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective until such time that all of the shares of common stock being offered hereunder have been sold.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
_________________

NOTE

This Post-Effective Amendment No. 1 on Form S-3 relates solely to the shares of common stock issuable upon exercise of warrants that were previously issued in our initial public offering and initially registered by us on the Registration Statement on Form S-1 (File No. 333-121028) declared effective by the Securities and Exchange Commission on or about February 24, 2005. This Post-Effective Amendment No. 1 on Form S-3 is being filed to convert such Registration Statement on Form S-1 into a Registration Statement on Form S-3 and to reflect a temporary modification of the terms of exercise of the warrants as part of a warrant retirement program offered to all holders of our warrants. All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the original registration statement for the initial public offering.
_________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 17, 2008

PRELIMINARY PROSPECTUS

Avantair, Inc.

13,800,000 Shares of Common Stock

This prospectus relates to 13,800,000 shares of our common stock, par value $0.0001 per share, which are issuable upon the exercise of our 13,800,000 publicly traded warrants. The warrants were issued by Ardent Acquisition Corporation, our legal predecessor, in its initial public offering pursuant to a prospectus dated February 24, 2005. The holders of the warrants must pay an exercise price of $5.00 per share for the shares underlying the warrants. We will receive proceeds from any exercise of the warrants but not from any sale of the underlying common stock. The warrants expire on February 23, 2009 at 5:00 p.m., New York City time, or earlier upon redemption.

This prospectus also relates to the temporary modification of the exercise terms of the 13,800,000 publicly traded warrants. This temporary modification is part of our warrant retirement program and is reflected in a Schedule TO and related offer letter, dated ___ ___, 2008 that was filed with the Securities and Exchange Commission on or about the date of this prospectus. In the program, a holder of a warrant may pay a reduced cash exercise price of $3.00 per share upon exercise of the warrants. In addition, for each warrant a holder exercises by payment of the reduced cash exercise price, the holder has the option to engage in a cashless exercise by exchanging ten (10) additional warrants for one (1) additional share of common stock. Warrants exchanged in the cashless exercise shall only be accepted in groups of ten and no shares or fractional shares will be issued with respect to a group of warrants of nine or less. We will receive proceeds from the cash exercise of the warrants, but not from any cashless exercise or any sale of the underlying common stock.

Our units, shares of common stock and warrants are currently traded on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbols “AAIRU,” “AAIR” and “AAIRW,” respectively. As of June 10, 2008, the closing sale price of our units was $2.60, the closing sale price of our common stock was $2.60 and the closing sale price of our warrants was $0.08.

We are located at 4311 General Howard Drive, Clearwater, FL 33762. Our telephone number is (727) 539-0071.

Investing in our securities involves a high degree of risk. See “Risk Factors” for a discussion of information that should be considered before buying shares of our common stock or warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2008

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
Background	1
Our Business	2
The Offering	3
FORWARD-LOOKING STATEMENTS	4
RISK FACTORS	5
USE OF PROCEEDS	5
DETERMINATION OF OFFERING PRICE	5
PLAN OF DISTRIBUTION	5
DESCRIPTION OF SECURITIES TO BE REGISTERED	6
LEGAL MATTERS	6
EXPERTS	6
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6

_________________

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.
_________________

Explanatory Note

This Post-Effective Amendment No. 1 on Form S-3 relates solely to the shares of common stock issuable upon exercise of warrants that were previously issued in our initial public offering and initially registered by us on the Registration Statement on Form S-1 (File No. 333-121028) declared effective by the Securities and Exchange Commission on or about February 24, 2005. This Post-Effective Amendment No. 1 on Form S-3 is being filed to convert such Registration Statement on Form S-1 into a Registration Statement on Form S-3 and to reflect a temporary modification of the terms of exercise of the warrants as part of a warrant retirement program offered to all holders of our warrants. All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the original registration statement for the initial public offering.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and other information incorporated by reference from our other filings with the Securities and Exchange Commission (“SEC”). Unless otherwise stated in this prospectus, references to “registrant,” “we,” “us” or “our company” refer to Avantair, Inc. An investment in our shares of common stock involves risks. Therefore, you should carefully consider the information provided under “Risk Factors.”

Background

We were formed as a blank check company, named Ardent Acquisition Corporation, to effect a acquisition with an unidentified operating business. On March 2, 2005, we consummated our initial public offering of 6,000,000 units with each unit consisting of one share of our common stock and two warrants, each to purchase one share of our common stock at an exercise price of $5.00 per share. On March 4, 2005, we consummated the closing of an additional 900,000 units subject to the over-allotment option. The units were sold at an offering price of $6.00 per unit, generating total gross proceeds of $41,400,000. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to us from the offering were approximately $37,227,000, of which $36,222,000 was deposited into a trust fund and the remaining proceeds ($1,005,000) were available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

In our initial public offering, we also sold to the underwriters, for $100, unit purchase options to purchase up to a total of 300,000 units at $9.90 per unit. The units issuable upon exercise of this option are identical to those offered in our initial public offering, except the exercise price of the warrants is $6.25 per share.

Prior to February 22, 2007, we did not engage in any substantive commercial business. On October 2, 2006, we entered into a stock purchase agreement with certain stockholders, and a letter agreement with other stockholders, of Avantair, Inc., a Nevada corporation (which we refer to as “Old Avantair”), pursuant to which we agreed to acquire all of Old Avantair’s issued and outstanding capital stock from its stockholders. The stock purchase agreement was amended on December 15, 2006. On February 22, 2007, our shareholders voted in favor of the stock purchase agreement and we consummated the transactions contemplated thereby. Since that date, our business has become that of Old Avantair. On March 9, 2007, we changed our name to Avantair, Inc. to better reflect our current operations.

Under the terms of the stock purchase agreement, in consideration for 6,684,822 shares of Old Avantair’s outstanding capital stock, 6,684,822 shares of common stock were issued to the Old Avantair stockholders. At that time, a total of 64,550 shares of common stock were submitted for conversion into an amount equal to a pro rata portion of the cash in the trust fund. Old Avantair’s stockholders also became eligible to receive contingent deferred purchase price payments based on our post-closing financial performance (on a consolidated basis) during the fiscal years ending June 30, 2007 and June 30, 2008. Our results did not meet the trigger threshold for contingent purchase price payments for the year ended June 30, 2007 and therefore the deferred purchase price payment for that fiscal year was not paid. If our results meet the trigger threshold for the fiscal year ended June 30, 2008, we will issue to Old Avantair’s stockholders an aggregate of 4,774,873 additional shares of our common stock. Currently, we do not anticipate that our results will meet the trigger threshold for contingent purchase price payments for the year ended June 30, 2008 and therefore we do not anticipate paying the deferred purchase price payment for that fiscal year either. In addition, if at any time prior to February 23, 2009, the closing trading price of our common stock for 20 trading days within any 30 trading day period equals or exceeds $8.50 per share, then we will issue to Old Avantair’s stockholders an aggregate of 4,774,873 additional shares of our common stock. The full text of the stock purchase agreement and the letter agreements can be found in Exhibits 2.1 and 2.2 of our Current Report on Form 8-K, filed on October 4, 2006, and the full text of the amendment to the stock purchase agreement can be found in Exhibit 2.1 of our Current Report on Form 8-K, filed on December 20, 2006.

Our Business

We are engaged in the sale and management of fractional ownerships of professionally piloted aircraft for personal and business use. According to AvData, we are the fifth largest company in the North American fractional aircraft industry. As of March 31, 2008, we operated 47 aircraft with 82 additional aircraft on order. We operate a fixed flight based operation (FBO) in Camarillo, California. We also provide aircraft maintenance, concierge and other services to customers and services to our fleet from hangars and office locations in Clearwater, Florida and Camarillo, California.

We generate revenues primarily through the sale of fractional ownership shares of aircraft, by providing operations, maintenance and management services related to these aircraft, and from the sale of time cards providing 25 flight-time hours per year of access to our aircraft fleet without the requirement of purchasing fractional ownership shares. We market and sell fractional ownership interests to individuals and businesses with a minimum share size of a one-sixteenth ownership interest. Under maintenance and management agreements with fractional owners, we provide pilots, maintenance, fuel and hangar space for the aircraft.

We are located at 4311 General Howard Drive, Clearwater, FL 33762. Our telephone number is (727) 539-0071.

The Offering

Securities Offered:
13,800,000 shares of common stock underlying our publicly traded warrants, with an exercise price of $5.00 per share. The “publicly traded warrants” are the warrants included in the units sold during our initial public offering. The warrants expire on February 23, 2009.

The terms of the publicly traded warrants are subject to a temporary modification in connection with our warrant retirement program. In the program, a holder of the warrants may pay a reduced cash exercise price of $3.00 per share for the shares underlying the warrants. In addition, for each warrant a holder exercises by payment of the reduced cash exercise price, the holder has the option to engage in a cashless exercise by exchanging ten (10) additional warrants for one (1) additional share of common stock. Warrants exchanged in a cashless exercise shall only be accepted in groups of ten and no shares or fractional shares will be issued with respect to a group of warrants of nine or less. For example, a holder of 100 warrants shall be entitled to exercise nine warrants on a cash basis and surrender 90 warrants on a cashless basis. The one remaining warrant may only be exercised on a cash basis.

The warrant retirement program is being initiated by the company because the warrants will expire in less than eight months from the date of this prospectus and we desire to obtain funding through their exercise. Given that the exercise price is currently above the market price of our common stock, we determined to lower the exercise price during the period during which the warrant retirement program is effective and to further incentivize holders to exercise the warrants by offering them a cashless exercise right in conjunction with their cash-based warrant exercises.

Number of shares of common stock outstanding before this offering:	15,220,817 shares
Number of shares of common stock to be outstanding after this offering:
29,145,817 shares, assuming cash exercise of all of the warrants under the normal terms of the warrants.

17,854,912 shares, assuming cash exercise of warrants at the reduced exercise price and corresponding cashless exercise of ten warrants for each one warrant exercised on cash basis in connection with the warrant retirement program.

In each case, the number of shares of common stock outstanding after this offering includes 125,000 shares of common stock to be issued to EarlyBirdCapital, Inc. (“EBC”) and its designess in exchange for the unit purchase options issued by us to EBC and its designees in connection with our initial public offering.

OTCBB symbol for our units:	AAIRU
OTCBB symbol for our common stock:	AAIR
OTCBB symbol for our warrants:	AAIRW
Offering proceeds:
Assuming all of the warrants are exercised, we will receive gross proceeds of between approximately $3.8 million and $69 million, depending on the extent to which holders take advantage of the reduced cash exercise and cashless exercise features described in this prospectus. The $69 million figure assumes cash exercise of all of the warrants at $5.00 per share. The $3.8 million figure assumes cash exercise of warrants at the reduced price of $3.00 per share and corresponding cashless exercise of ten warrants for each one warrant exercised on a cash basis in connection with the warrant retirement program. See the section entitled “Use of Proceeds.”

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this prospectus and other documents and filings incorporated by reference hereby constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language incorporated herein by reference provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

You should be aware that the occurrence of the events described in the “Risk Factors” section of our Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2007 could have a material adverse effect on us.

RISK FACTORS

We hereby incorporate by reference the information set forth in the section entitled “Risk Factors” of our Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2007. An investment in our common stock and warrants involves a high degree of risk. You should carefully consider all of the material risks described in this section before making a decision to invest in our securities.

USE OF PROCEEDS

Assuming the cash exercise of all of the warrants at $5.00 per share, we would receive gross proceeds of approximately $69 million. Assuming cash exercise of warrants at $3.00 per share and corresponding cashless exercise of ten warrants for each one warrant exercised on a cash basis in connection with the warrant retirement program, we would receive gross proceeds of approximately $3.8 million. To the extent the warrants are exercised for cash, we intend to use the proceeds for working capital, operating expenses and other general corporate purposes. If at the time the warrants are exercised we have incurred indebtedness, we may also use the proceeds to repay indebtedness. There is no assurance that warrant holders will elect to exercise any warrants, including during the period in which the warrant retirement program is available.

DETERMINATION OF OFFERING PRICE

The offering price of the 13,800,000 shares of common stock offered hereby is determined by reference to the exercise price of the publicly traded warrants covering such shares. The exercise price of the publicly traded warrants is $5.00 per share, subject to temporary modification during the period in which the warrant retirement program is available. The warrant retirement program has been adopted by the company because the warrants will expire in less than eight months from the date of this prospectus and we desire to obtain funding through their exercise. Given that the exercise price is currently above the market price of our common stock, we determined to lower the exercise price in the warrant retirement program and to further incentivize holders to exercise the warrants by offering them a cashless exercise right in conjunction with their cash-based warrant exercises. All officers, directors and employees of our company and their affiliates who own our warrants will be entitled to participate in the warrant retirement program on the same basis as the other holders of our warrants.

The reduced exercise price of $3.00 and the corresponding ten-warrants-for-one-share cashless exercise provisions were determined by us, in consultation with EBC, as pricing and incentive points at which a substantial majority of the holders of our warrants would exercise their warrants. There can be no assurance, however, that any such holder will exercise their warrants, including in connection with the warrant retirement program. In consideration of EBC’s assistance in designing and implementing the warrant retirement program, all unit purchase options issued by us to EBC and its designees in connection with our initial public offering will be exchanged for an aggregate of 125,000 shares of our common stock.

PLAN OF DISTRIBUTION

Pursuant to the terms of the warrants, the shares of common stock will be distributed to those warrant holders who surrender the certificates representing the warrants and, where exercised on a cash basis, provide payment of the exercise price through their brokers to our warrant agent, Continental Stock Transfer & Trust Company, who will receive such payments on our behalf.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We hereby incorporate the information set forth in the sections entitled “Description of Capital Stock” on pages 55 to 59 of our Registration Statement on Form S-1, as amended on September 25, 2007 (File No. 333-142312), except as superseded by the information below.

Amended Terms of Publicly Traded Warrants

The exercise price of the publicly traded warrants is subject to a temporary modification in connection with our warrant retirement program. The warrant retirement program is reflected in our Schedule TO, and the related offer letter, filed by us with the SEC on or about the date of this prospectus. In the program, a holder of warrants may pay a reduced cash exercise price of $3.00 per share for the shares underlying the warrants. In addition, for each warrant a holder exercises by payment of the reduced cash exercise price, the holder has the option to engage in a cashless exercise by exchanging ten (10) additional warrants for one (1) additional share of common stock. Warrants exchanged in a cashless exercise shall only be accepted in groups of ten and no shares or fractional shares will be issued with respect to a group of warrants of nine or less. For example, a holder of 100 warrants shall be entitled to exercise nine warrants on a cash basis and surrender 90 warrants on a cashless basis. The one remaining warrant could only be exercised on a cash basis.

The warrant retirement program is described in further detail in our Schedule TO and the exhibits thereto.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Graubard Miller, New York, New York.

EXPERTS

The consolidated financial statements of Avantair and its subsidiaries as at June 30, 2007 and 2006 and for the years ended June 30, 2007 and 2006 and management’s report on internal controls over financial reporting incorporated by reference from Avantair’s Form 10-K/A for the year ended June 30, 2007, filed on December 5, 2007, have been audited by J.H. Cohn LLP, an independent registered public accounting firm, as set forth in their reports, appearing elsewhere therein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	our Annual Report on Form 10-K/A for the fiscal year ended June 30, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended September 31, 2007, December 31, 2007 and March 31, 2008;

•
our Current Reports on Form 8-K filed on July 9, August 8, September 4, November 14, November 19, November 20 and December 11, 2007 and on February 13, February 14, March 7, April 16, April 18 and May 16, 2008;

•
our Registration Statement on Form S-1, filed on April 24, 2007, as amended (File No. 333-142312) and our Registration Statement on Form S-1, filed on December 6, 2004, as amended (File No. 333-121028);

•	our Definitive Proxy Statement, dated February 7, 2008, and our Definitive Proxy Statement, dated January 31, 2007;

•	the description of our common stock contained in our Form 8-A, filed January 12, 2005, including any amendment or report filed for the purpose of updating the description of our common stock; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Potential investors may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written or oral request directed to Avantair, Inc., 4311 General Howard Drive, Clearwater, FL 33762 or (727) 539-0071.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus, which is part of a registration statement filed with the SEC, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information with respect to us and the common stock offered by this prospectus, please see the registration statement and exhibits filed with the registration statement.

You may also read and copy any materials we have filed with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings, including reports, proxy statements and other information regarding issuers that file electronically with the SEC, are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

Avantair, Inc.

13,800,000 Shares of Common Stock

_____________________

PROSPECTUS
_____________________

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

The other expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

SEC Registration Fee	$0.00	*
Legal Fees	$100,000.00
Accounting Fees	$10,000.00
Miscellaneous	$50,000.00
Total	$160,000.00

* Previously paid. See Explanatory Note following the cover page of this Post-Effective Amendment No. 1 on Form S-3 to Form S-1.

Item 15. Indemnification of Directors and Officers.

The registrant’s Amended and Restated Certificate of Incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by the Registrant to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Additionally, we have entered into indemnification agreements with all of our directors and officers whereby we have agreed to indemnify, and advance expenses to, each indemnitee to the fullest extent permitted by applicable law.

Item 16. Exhibits.

See the Exhibit Index immediately following the signature pages, which is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for purposes of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on June 17, 2008.

AVANTAIR, INC.

By:	/s/Steven Santo
Name: Steven Santo
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Santo and Barry J. Gordon his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Name	Position	Date

/s/ Barry J. Gordon	Chairman of the Board	June 17, 2008
Barry J. Gordon
Chief Executive Officer and
/s/ Steven Santo	Director (Principal Executive Officer)	June 17, 2008
Steven Santo
Chief Financial Officer (Principal Accounting and
/s/ Richard Pytak	Financial Officer)	June 17, 2008
Richard Pytak

/s/ Arthur H. Goldberg	Director	June 17, 2008
Arthur H. Goldberg

/s/ Stephanie A. Cuskley	Director	June 17, 2008
Stephanie A. Cuskley

/s/ A. Clinton Allen	Director	June 17, 2008
A. Clinton Allen

/s/ Robert J. Lepofsky	Director	June 17, 2008
Robert J. Lepofsky

EXHIBIT INDEX

Exhibit	Description
2.1	Stock Purchase Agreement, dated as of October 2, 2006 between Ardent Acquisition Corporation and the Stockholders of Avantair, Inc. (1)

2.2	Letter Agreement, entered into as of October 2, 2006 between Avantair, Inc., certain equity investors and Ardent Acquisition Corporation. (1)

2.3	Amendment to Stock Purchase Agreement, dated as of December 15, 2006, between Ardent Acquisition Corporation and the Stockholders of Avantair, Inc. (2)

4.1	Specimen Warrant Certificate. (3)

4.2	Form of Amendment to Warrant Agreement, between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Graubard Miller (3)

23.1	Consent of J.H. Cohn LLP*

23.2	Consent of Graubard Miller (included in Exhibit 5.1)

*	Filed herewith.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 4, 2006.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 20, 2006.

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-121028).